UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 29, 2009

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 001-33057

CATALYST PHARMACEUTICAL PARTNERS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	76-0837053
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

355 Alhambra Circle, Suite 1370

Coral Gables, Florida 33134

(Address Of Principal Executive Offices)

(305) 529-2522

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 29, 2009, the Company announced top-line results from its U.S. Phase II clinical trial evaluating the use of CPP-109 in treating patients with cocaine addiction. The data from the trial showed that CPP-109 did not demonstrate statistical significance in the primary endpoint — that a significantly larger proportion of CPP-109-treated subjects than placebo-treated subjects were cocaine-free during the last two weeks of the treatment period (Weeks 11 and 12). The clinical trial did not reveal any unexpected “serious” adverse events.

Complete analyses of the clinical trial data (secondary clinical end-points and safety data) are ongoing. Based on the results of these analyses, the Company will evaluate what measures, if any, could be applied to improve the outcome of future studies and will also determine next steps to be taken regarding the development of CPP-109 for the treatment of cocaine addiction. In addition, the Company intends to investigate the reasons for the disparity between these trial results and previously published clinical and non-clinical results evaluating vigabatrin as a treatment for cocaine addiction. The Company expects to complete the analyses during the third quarter after fully unblinding the trial data and will then formulate future development plans.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by the Company on May 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.

By:	/s/ Jack Weinstein
Jack Weinstein
Vice President, Treasurer and CFO

Dated: May 29, 2009

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by the Company on May 29, 2009